Exhibit 16.1

                             Samuel Klein & Company
                          Certified Public Accountants
                 550 Broad Street, 11th Floor, Newark, NJ 07102

                                                                February 3, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

      Re:   Tree Top Industries, Inc.
            (Formerly GOHEALTH.MD, INC.)
            8-K

Gentlemen:

      We have read Form 8-K, dated January 19, 2005, of Tree Top Industries, Inc. (formerly GOHEALTH.MD, INC.), and we agree with the statements made in the three paragraphs of the section entitled "Changes in Registrant's Certifying Accountant" of Item 4.01 of this report.

                                       /s/ Samuel Klein and Company
                                       -----------------------------------------
                                       Samuel Klein and Company

Newark, New Jersey